UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 30, 2009
GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware	26-0151234 (Registrant)
(State or other jurisdiction of incorporation or	26-0151301 (Co-Registrant)
organization)	(IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC	30346
3340 Peachtree Road	(Zip Code)
Suite 1910
Atlanta, GA
(Address of principal executive offices)
001-33908
001-33909
(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
On September 30, 2009, GreenHaven Commodity Services, LLC (“GCS”) (the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund) and Reuters America LLC, a Thomson Reuters company (“Reuters”) entered into a fourth addendum (the “Fourth Addendum”) to the License Agreement between GCS and Reuters dated July 19, 2006 (with previous addenda dated October 11, 2006, September 18, 2007 and July 7, 2008).
Under the Fourth Addendum, the parties agreed, among other items, to (i) amend the fees payable by GCS under the License Agreement, and (ii) extend the exclusivity period applicable to the License Agreement, subject to Reuters’ right to terminate such exclusivity at any time upon the occurrence of certain specified events.
The foregoing description is qualified in its entirety by the complete form of Fourth Addendum, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1 —
Fourth Addendum to License Agreement, dated September 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND By Greenhaven Commodity Services, LLC, the Managing Owner
By:	/s/ Ashmead Pringle
	Name:	Ashmead Pringle
	Title:	Chief Executive Officer

Date: September 30, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1*	Fourth Addendum to License Agreement, dated September 30, 2009

*	Filed herewith.